SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2018

DIODES INCORPORATED

(Exact name of Registrant as Specified in Its Charter)

Delaware	002-25577	95-2039518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4949 Hedgcoxe Road, Suite 200, Plano, TX		75024
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 987-3900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2017 Executive Bonuses

On February 8, 2018, the Compensation Committee of the Board of Directors (the “Committee”) of Diodes Incorporated (the “Company”) approved the payment of a cash bonus to certain executive officers of the Company for their services rendered in fiscal 2017 pursuant to an executive bonus formula adopted by the Committee on February 21, 2017.

The cash bonus for each executive is based on a multiple of that executive’s salary and consists of two components: a Company-wide performance component which accounts for 80% of the bonus; and an individual performance component which accounts for 20% of the bonus. The Company-wide performance component is based on achievement of a revenue target and a non-GAAP earnings per share target, which are weighted 70% and 30%, respectively. The performance targets were selected from a stockholder-approved list. The individual performance component is based on the Committee’s assessment of the individual’s overall performance.

If the Company achieves the Company-wide performance targets and the executive achieves his individual performance objectives, the executive will be entitled to receive 100% of his target bonus. Achievement of 80% of the performance targets and 100% of the individual objectives would result in a bonus equal to 50% of the target bonus, and achievement of 120% of the performance targets and 100% of the individual objectives would result in a bonus of 200% of the target bonus. Achievement of less than 80% of the performance targets or less than 100% of the individual objectives would result in the payment of no bonus, and achievement of more than 120% of the performance targets would not result in the payment of a bonus of more than 200% of the target bonus.

In December 2017, based upon (1) the unaudited results of operations of the Company for the nine months ended September 30, 2017, (2) the projected results of operations of the Company for the three months ended December 31, 2017, and (3) the performance of each executive officer toward their individual performance objectives, the Committee approved the payment of 80% of such target bonuses on or before December 31, 2017. On February 8, 2018, the Committee, based on the actual performance of the Company and performance of individual objectives determined the actual bonuses to which each executive officer was entitled for fiscal 2017 and approved the payment of the balance of the bonuses after the filing of the Company’s 2017 Annual Report on Form 10-K.

For 2017, the Committee awarded cash bonuses to the Company’s principal executive officer, principal financial officer, and three other most highly compensated executive officers (collectively, “NEOs”) as follows:

Name	Position	Company Wide	Individual Objectives	Total
Keh-Shew Lu	President and Chief Executive Officer	$1,176,998	$294,249	$1,471,247
Richard D. White	Chief Financial Officer and Secretary	400,210	100,052	500,262
Mark A. King (1)	Senior Vice President – Sales and Marketing	387,342	96,835	484,177
Ed Tang (2)	Vice President – Corporate Administration	361,156	90,289	451,445
Francis Tang	Vice President – Worldwide Discrete Products	353,426	88,356	441,782

(1)  Mr. King resigned as Senior Vice President – Sales and Marketing effective December 14, 2017.

(2)  Mr. Tang resigned as Vice President – Corporate Administration effective February 8, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIODES INCORPORATED

Dated: February 13, 2018	By	/s/ Richard D. White
RICHARD D. WHITE
Chief Financial Officer